As filed with the Securities and Exchange Commission on March 19, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHSTAR NEUROSCIENCE, INC.

(Exact name of Company as specified in its charter)

Washington	91-1976637
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2401 Fourth Avenue, Suite 300

Seattle, Washington 98121

(Address of principal executive offices) (Zip code)

2006 PERFORMANCE INCENTIVE PLAN

(Full title of the plan)

Alan J. Levy, Ph.D.,

President and Chief Executive Officer

Northstar Neuroscience, Inc.

2401 Fourth Avenue, Suite 300

Seattle, Washington 98121

(206) 728-1477

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	515,733	(2)	$11.42	(3)	$5,889,670.86	(3)	$180.81

[1]

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction to prevent dilution.

[2]

Represents shares of Common Stock that were automatically added to the shares authorized for future issuance under the Northstar Neuroscience, Inc. 2006 Performance Incentive Plan (the “2006 PIP”) on January 1, 2007, pursuant to an “evergreen” provision contained in the 2006 PIP. The 2006 PIP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2006 PIP on the first day of the Registrant’s fiscal year, from 2007 to 2015. The number of shares added each year will be equal to the lesser of (i) two percent (2%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 1,000,000 shares or (iii) a lesser number of shares of Common Stock that may be determined each year by the Registrant’s board of directors.

[3]

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the shares of Common Stock are calculated based on the average of the high and low prices of the Common Stock on March 14, 2007, as reported on The Nasdaq Global Market.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-135119)

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2006 PIP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 19, 2006 (File No. 333-135119). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Item 8.	Exhibits

See Exhibit Index.

Item 9.	Undertakings

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 19, 2007.

NORTHSTAR NEUROSCIENCE, INC.

By:	/s/ Alan J. Levy, Ph.D.
Alan J. Levy, Ph.D., President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Northstar Neuroscience, Inc. whose signatures appear below hereby constitute and appoint Alan J. Levy and Raymond N. Calvert and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan J. Levy, Ph.D. Alan J. Levy, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2007

/s/ Raymond N. Calvert Raymond N. Calvert	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2007

/s/ Susan K. Barnes	Director	March 19, 2007
Susan K. Barnes

/s/ Albert J. Graf	Director	March 19, 2007
Albert J. Graf

/s/ Wende S. Hutton	Director	March 19, 2007
Wende S. Hutton

/s/ Robert E. McNamara	Director	March 19, 2007
Robert E. McNamara

/s/ Dale A. Spencer	Director	March 19, 2007
Dale A. Spencer

/s/ Jesse I. Treu, PhD.	Director	March 19, 2007
Jesse I. Treu, Ph.D.

/s/ Carol D. Winslow	Director	March 19, 2007
Carol D. Winslow

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1(1)	Amended and Restated Articles of Incorporation of the Company

4.2(1)	Amended and Restated Bylaws of the Company

5.1	Opinion of DLA Piper US LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

99.1(1)	2006 Performance Incentive Plan and related agreements

(1)

Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-132135), originally filed with the Securities and Exchange Commission on March 1, 2006, and incorporated herein by reference.